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
                       Walnut Equipment Leasing Co., Inc.
                      Statement re:  Computation of Ratios

                                                       Fiscal Years Ended April 30,               Six Months Ended October 31,
                                    1996          1995          1994          1993          1992          1996          1995
                             -----------   -----------   -----------   -----------   -----------   -----------   -----------
Rent Expense                 $   209,397   $   235,224   $   226,711   $   216,522   $   220,264   $   116,126   $   118,785
  x.30 (A)                           x.3           x.3           x.3           x.3           x.3           x.3           x.3
                             -----------   -----------   -----------   -----------   -----------   -----------   -----------
Assumed Fixed Charges
  Included in Rent Expense        62,819        70,567        68,013        64,957        66,079        34,838        35,636
Preferred Dividend
  Requirements                       ---           ---           ---         2,193         2,809           ---           ---
Interest Expense (B)           4,971,065     4,434,655     4,214,376     3,754,765     3,304,793     2,664,888     2,466,663
                             -----------   -----------   -----------   -----------   -----------   -----------   -----------
Total Fixed Charges            5,033,884     4,505,222     4,282,389     3,821,915     3,273,681     2,699,726     2,502,299
Plus:  Pre-Tax Loss           (5,620,501)   (7,891,955)   (3,988,920)   (4,249,792)   (3,247,377)   (3,121,938)   (2,485,323)
                             -----------   -----------   -----------   -----------   -----------   -----------   -----------
Pre-Tax Loss Plus
  Fixed Charges                      ---           ---       293,469           ---        26,304           ---        16,976
Pre-Tax Loss Plus
  Fixed Charges divided
  by Fixed Charges (rounded)         ---           ---           .07           ---           .01           ---           .01



(A)  Assumed percentage of interest included in rental expense.

(B)  Includes amortization of deferred registration costs related to the Company's offer and sale of senior and subordinated debt in the amounts of $62,153, $54,904, $56,817, $56,857, and $47,261, charged to expense during the fiscal years ended April 30, 1996, 1995, 1994, 1993, and 1992, respectively, and $26,843 and $33,192 for the six months ended October 31, 1996 and 1995, respectively.  ELCOA's amortization of deferred registration costs related to its offer and sale of Demand, Fixed Rate and Money Market Thrift Certificates are also included in the amounts of $64,380,
$66,498, $63,370, $60,000, and $52,411, respectively, for the fiscal years ended April 30, 1996, 1995, 1994, 1993, and
1992, and $27,238 and $32,126 for the six months ended October 31, 1996 and 1995, respectively.
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